Exhibit 24.1



                                POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Brian L. Halla, Lewis Chew, and John M. Clark III, and each of them singly, his true and lawful attorney-in-fact and in his name, place, and stead, and in any and all of his offices and capacities with National Semiconductor Corporation (the "Company"), to sign the Annual Report on Form 10-K for the Company's 2004 fiscal year, and any and all amendments to said Annual Report on Form 10-K, and generally to do and perform all things and acts necessary or advisable in connection therewith, and each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney as of the date set forth opposite his signature.

                    SIGNATURE                               DATE


   //S// BRIAN L. HALLA                                 July 14, 2004
         Brian L. Halla

   //S// STEVEN R. APPLETON                             July 14, 2004
         Steven R. Appleton

   //S// GARY P. ARNOLD                                 July 14, 2004
         Gary P. Arnold

   //S// RICHARD J. DANZIG                              July 14, 2004
         Richard J. Danzig

   //S// ROBERT J. FRANKENBERG                          July 14, 2004
         Robert J. Frankenberg

   //S// E. FLOYD KVAMME                                July 14, 2004
         E. Floyd Kvamme

   //S// MODESTO A. MAIDIQUE                            July 14, 2004
         Modesto A. Maidique

   //S// EDWARD R. McCRACKEN                            July 14, 2004
         Edward R. McCracken

   //S// LEWIS CHEW                                     July 9, 2004
      Lewis Chew

   //S// ROBERT E. DeBARR                               July 9, 2004
         Robert E. DeBarr